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                                                                   EXHIBIT 10-S


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "AGREEMENT"), dated and effective as of November __, 1996, is entered into by and between FoxMeyer Health Corporation, a Delaware corporation (the "COMPANY"), and Edward L. Massman ("EMPLOYEE").

         In consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1. Employment. The Company hereby agrees to employ Employee, and Employee hereby agrees to be employed by the Company, beginning on the date of this Agreement through and including October 31, 1998 (the "TERM OF EMPLOYMENT"). Notwithstanding the foregoing, the term of this Agreement shall be automatically renewed for successive one year terms unless the Company provides Employee with six (6) months prior written notice of its intent not to renew this Agreement.

         2. Position and Responsibilities. The Company hereby employs Employee to serve as Senior Vice President. Employee shall have such duties, responsibilities and authority as may, from time to time, be assigned to Employee by the Chief Executive Officers of the Company.

         3. Compensation. As compensation for all services performed or to be performed by Employee under this Agreement, the Company shall compensate Employee as follows:

                  a. Base Salary. The Company shall pay Employee a minimum monthly base salary of $18,750 (as may be adjusted from time to time, the "MONTHLY BASE SALARY"). During the term of this Agreement, Employee's Monthly Base Salary shall be reviewed periodically to determine whether such salary shall be adjusted in accordance with the duties and responsibilities of Employee and his performance thereof, but no adjustment shall reduce Employee's base salary below the minimum Monthly Base Salary set forth above.

                  b. Annual Bonus. The Company shall pay Employee a minimum annual bonus in the amount of $100,000 (the "Bonus"), which shall be payable no later than November 30 of each year, commencing on November 30, 1997. The Bonus shall be in addition to Employee's Monthly Base Salary, the Initial Bonus (as defined in Section 3(d) below) and any amounts that may be paid to Employee under any Performance Incentive Plan or other similar plan implemented by the Company.

                  c. Car Allowance. The Company shall pay Employee a minimum monthly car allowance in the amount of $1,500.

                  d. Initial Bonus. Upon the execution date of this Agreement, Employee shall receive the following additional compensation in respect of Employee's decision to be employed by the Company and thereby forego any additional compensation and severance benefits to which he is or may be entitled from FoxMeyer Corporation, FoxMeyer Drug

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          Company and any purchasers thereof (which may exceed $400,000), and for coordinating the separation and relocation of the Company (collectively, the "INITIAL BONUS"):

                  (i) The Company shall pay Employee a cash signing bonus in the amount of $300,000; and

                  (ii) The Company shall assign to Employee a fifty percent (50%) interest in all amounts received by the Company from the proceeds of any sale of any assets of or interests in Alumet Partnership ("Alumet"), including but not limited to the Company's partnership interest in Alumet and/or any land, minerals or leases owned or leased by Alumet and/or any royalty payments therefrom. The assignment shall be executed and delivered on the date hereof in the form of the Assignment attached hereto as Exhibit A.

         The Initial Bonus shall be deemed fully earned and payable upon the execution of this Agreement.

                  e. Benefits, Incentives and Perquisites. Employee shall be entitled to participate in the incentive, stock option and employee benefit plans of the Company, including but not limited to a Performance Incentive Plan to be implemented by the Company, and the perquisites enjoyed by other employees with similar or same titles of the Company as presently in effect or as they may be modified from time to time, provided that the Company may not reduce the benefits provided to Employee pursuant to Employee's life insurance, accidental death and dismemberment, long-term disability and business travel accident insurance during the term of this Agreement.

         4. Termination. This Agreement may be terminated upon the following terms:

                  a. Termination Upon Death. If Employee dies during the Term of Employment, this Agreement shall terminate immediately.

                  b. Termination Upon Disability. The Company shall have the right to terminate this Agreement upon the "Disability" of Employee by providing ten (10) days written notice to Employee. "DISABILITY" as used in this section shall mean any illness or any impairment of mind or body that (i) renders it impossible or impracticable for Employee to perform his duties and responsibilities hereunder for a continuous period of at least six (6) months or (ii) is likely to prevent Employee from performing his duties and responsibilities hereunder for more than nine (9) months during any eighteen (18) month period, each as determined in good faith by a physician selected by the Board of Directors. The Company's selection of a physician shall be subject to Employee's approval, which shall not be unreasonably withheld. Any refusal without reasonable cause by Employee to submit to a medical examination for the purpose of certifying Disability under this section shall be deemed to constitute conclusive evidence of



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         Employee's Disability. In the event of termination upon Disability,
         Employee shall continue to receive the Monthly Base Salary in effect at the time of termination (reduced by any amounts payable to Employee as disability benefits under any Company plan, social security or otherwise) for the remainder of the Term of Employment.

                  c. Termination for Cause. The Company shall have the right to terminate this Agreement, and have no further obligation to Employee under this Agreement, for "Cause" after giving written notice of termination to Employee. "CAUSE" as used in this section shall mean:

                  (i) misconduct or negligence in the performance by Employee of his duties and responsibilities hereunder;

                  (ii) the failure by Employee to follow any reasonable directive of the Company's Chief Executive Officers in carrying out his duties or responsibilities hereunder;

                  (iii) the failure by Employee to substantially achieve agreed upon goals and objectives;

                  (iv) the theft or misappropriation of funds or the disclosure of trade secrets or other confidential or proprietary information in violation of Section 6 of this Agreement; or

                  (v) the conviction of Employee for (A) a crime involving an act or acts of dishonesty or moral turpitude or (B) a felony.

                  d. Termination without Cause. The Company shall have the right to terminate Employee's employment at any time without Cause ("TERMINATION WITHOUT CAUSE"). In the event of a Termination Without Cause of Employee's employment, and provided that Employee complies with Section 5 hereof, the Company agrees to provide Employee with:

                  (i) At Employee's option, (x) a single lump sum severance payment equal to the amount of the total compensation that would otherwise be paid by the Company to Employee during the twelve (12) month period commencing on the effective date of Termination Without Cause or (y) monthly severance payments in the amount of Employee's total annual compensation during the twelve (12) month period commencing on the effective date of Termination Without Cause, divided by twelve (12), for a period of twenty-four (24) months; and

                  (ii) For a period of six months commencing on the effective date of Termination Without Cause, medical and dental benefits coverage, less any



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                  amount that Employee is required to pay to receive such
                  medical and dental coverage had termination of his employment not occurred.

                  Without in any way limiting the generality of what may be deemed to constitute a Termination Without Cause hereunder, it is hereby agreed that the following shall be deemed to constitute a Termination Without Cause hereunder:

                  (I) Both Abbey J. Butler and Melvyn J. Estrin no longer being Chief Executive Officer or Chairman of the Board of the Company; or

                  (II) Following the acquisition by any person or entity or affiliated group of persons or entities (other than Abbey J. Butler, Melvyn J. Estrin or entities affiliated with either of them) of more than fifty percent (50%) of the then outstanding shares of common stock of the Company, (A) any termination of Employee's employment for any reason (other than death, Disability or the acts referred to in Sections 4(c)(iv) and (v)) or (B) any material reduction of Employee's duties, responsibilities and authority;

         provided, however, that either of the foregoing events shall constitute a Termination Without Cause only if Employee remains employed by the Company for a period of three (3) months after the occurrence of such event.

                  e. Termination by Employee. Employee shall be entitled to terminate his employment with the Company at any time. If Employee's terminates his employment for Good Reason (as such term is defined below), such termination shall be deemed a Termination Without Cause under Section 4(d) of this Agreement. If Employee terminates without Good Reason, Employee shall no longer be entitled to any form of compensation, including but not limited to any Monthly Base Salary, benefits, incentives, perquisites or vacation.

                  Without in any way limiting the generality of what may be deemed to constitute a Good Reason hereunder, it is hereby agreed that a termination by Employee shall be deemed for Good Reason if it is as a result of or follows:

                  (i) A breach by the Company of this Agreement (including but not limited to as a result of or following rejection of this Agreement under any debtor relief or similar law);

                  (ii) A reduction in Employee's Monthly Base Salary as in effect on the date hereof or as may be increased from time to time;

                  (iii) The taking of any action by the Company that could be deemed to constitute a Termination Without Cause; or




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                  (iv) The mandatory transfer of the permanent residence of
                  Employee to another geographic location more than 40 miles from Dallas, Texas, except for required travel on Company business to an extent substantially consistent with Employee's prior business travel obligations.

         5.       Nondisclosure.

                  a. Employee acknowledges that during the course of the performance of his services for the Company he will acquire confidential and proprietary information with respect to the Company's business operations (the "CONFIDENTIAL INFORMATION"). Employee agrees that during the term of this Agreement and thereafter, Employee shall not divulge any Confidential Information to any person, directly or indirectly, except to the Company, its directors, officers, agents and representatives and its subsidiaries and affiliated companies, or as may reasonably be necessary in connection with his duties on behalf of the Company or unless required by law.

                  b. Employee acknowledges that all documents, written information, records, data, computer information and material, tapes, film, maps and other material of any kind relating to Confidential Information, including, without limitation, memoranda, notes, sketches, records, reports, manuals, business plans and notebooks (collectively, "MATERIALS") in Employee's possession or under his control during the term of his employment hereunder are and shall remain the property of the Company and agrees that if his relationship with Company is terminated (for whatever reason), he shall not take with him but shall leave with the Company all Materials and any copies thereof or, if such Materials are not on the premises of the Company, he shall return the same to the Company immediately upon his termination.

                  c. This Section 5 shall survive any termination of this Agreement and shall continue to bind Employee in accordance with its terms. The existence of any claim or cause of action by Employee against the Company whether predicated on this Agreement or otherwise, shall not constitute a defense to the Company's enforcement of the covenants contained in this Agreement.

         6. Remedies. In the event that Employee breaches any of the provisions of Section 5 above, in addition to any legal rights and remedies that the Company may have to enforce the provisions of this Agreement, the Company shall have no further obligations to Employee under this Agreement. In the event of such a breach, Employee agrees that any and all proceeds, funds, payments and proprietary interests of every kind and description arising from, or attributable to, such breach shall be the sole and exclusive property of the Company and the Company shall be entitled to recover any additional actual damages incurred as a result of such breach.




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         7. Injunctive Relief. Notwithstanding anything contained in this
Agreement to the contrary, in the event of a breach of the provisions of
Section 5 above, the Company shall, in


addition to any other remedies available under law, be entitled to an injunction enjoining Employee or any person or persons acting for or with Employee in any capacity whatsoever from violating any of the terms thereof.

         8. Severability. If any provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision was never contained herein and the remaining provisions of this Agreement shall remain in full force and effect.

         9. Waiver and Limitation. Any waiver by either party of a provision or a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision or subsequent breach of any provision hereof.

         10. Taxes. Employee shall be responsible for the payment of all individual taxes on all amounts paid or benefits provided to him under this Agreement. All compensation paid to Employee shall be subject to any withholdings as from time to time may be required to be made pursuant to law, government regulations or order, or by agreement with, or consent of, Employee.

         11. No Funding. The right of Employee under this Agreement shall be that of a general creditor of the Company and Employee shall have no preferred claims on, or any beneficial ownership in, the assets of the Company.

         12. Entire Agreement. Except as expressly provided herein, this Agreement, the assignment attached hereto as Exhibit A, and the agreements, documents and compensation, incentive and option plans referred to herein, contain the entire agreement between the parties hereto relating to the subject matter hereof and supersede any and all other prior or contemporaneous employment, compensation, incentive or retirement agreements, either oral or in writing, between the parties.

         13. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors and assigns. Employee may not assign any of his rights or responsibilities under this Agreement.

         14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:




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                  a.       if to the Company:

                           FoxMeyer Health Corporation
                           Attention:  Abbey J. Butler
                           207 Dune Road, Box 137
                           Westhampton Beach, New York  11978

                  b.       if to Employee:

                           Edward L. Massman
                           7523 Marquette Street
                           Dallas, TX  75225

         15. Headings. Section and subsection headings used in this Agreement have been inserted solely for convenience of reference and do not constitute a part of this Agreement and are not intended to affect the interpretation of any provision of this Agreement.

         16. Amendments. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         17. Governing Law. This Agreement and all performance hereunder shall be governed by and construed in accordance with the laws of the State of Texas without regard to the principles of conflict of laws thereof.

         18. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.


         IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year first above written.


                                                  FOXMEYER HEALTH CORPORATION



                                                  By:
                                                     --------------------------
                                                      Abbey J. Butler
                                                      Chief Executive Officer




                                                  -----------------------------
                                                  Edward L. Massman




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                                   EXHIBIT A

                               FORM OF ASSIGNMENT